Exhibit 99.2

Comerica Incorporated July 20, 2005 Second Quarter 2005 Financial Review

Safe Harbor Statement Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the second quarter 2005 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Segment Results Income Statement Loan Growth Credit Quality Deposit Growth Outlook Questions & Answers Appendix

Highlights

Business Segment Contribution to Net Income

Market Segment Contribution to Net Income

2Q04 3Q04 4Q04 1Q05 2Q05 Net Interest Income 448 451 466 460 483 Net Interest Margin 0.0377 0.0386 0.0396 0.04 0.0409 Net Interest Income up $23 MM (5%) from 1Q05 to $483 MM Net Interest Margin of 4.09% up 9 bps from 1Q05 Net Interest Income & Margin

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Midwest Western Division Texas Florida 0.69 0.21 0.08 0.02 Midwest & Other $148 M 70% Western Region $44 M 20% Texas $16 M 8% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO, WA Non-Accrual Loans as of 6/30/05 Florida $4 M 2% Line of Business: Middle Market 54% Small Business 16 Global Corporate Banking 11 Industry: Automotive 21% Manufacturing 15 Real Estate 13

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Non-Accrual Loans

Michigan & Nat'l Businesses Western Division 24669 5090 Western $5 M Midwest & Other $24 M Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA Second Quarter Net Charge Offs Line of Business: Middle Market 59% Specialty Businesses 16 Small Business 12 Industry: Automotive 23% Consumer Non-Durables 21 Real Estate 17

Line of Business Deposit Growth

2005 Trends Mid-single digit increase in average loans Average earning assets slightly higher Average net interest margin similar to first half of 2005 Low-single digit non-interest income growth Low-single digit increase in non-interest expenses Average net charge-offs of 30-35 basis points Active capital management

Questions & Answers Ralph Babb, Chairman & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer and Paul Burdiss, Director of Investor Relations

Appendix

2Q 2005 Average Loans

2Q 2005 Average Deposits

Automotive Loan Portfolio December 31, 2004 2003 2002 Loan Outstandings: Previously Reported: Dealer $4.2 $4.3 $4.0 All Other 2.4 2.3 3.0 Total Automotive Outstandings $6.6 $6.6 $7.0 Automotive as a % of Total Loans 16% 16% 17% As Adjusted*: Dealer $4.2 $4.3 $4.0 All Other 2.8 2.7 2.8 Total Automotive Outstandings $7.0 $7.0 $6.8 Automotive as a % of Total Loans 17% 17% 16% * Adjusted data is based on new criteria used to accumulate the non-dealer component of automotive industry concentration which focuses on automotive production. Included in this definition are original equipment manufacturers, Tier 1 and Tier 2 suppliers that produce components used in vehicles and whose primary revenue source is automotive related (defined as greater than 50%), and other manufacturers that produce components used in vehicles and whose primary revenue source is automotive related. Loans less than $1 million and loans recorded in the Small Business division are excluded from this definition. Period-end dollars amount in $ billions.